SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 5, 2006 (May 2, 2006)

ENTERPRISE BANCORP, INC.

(exact name of registrant as specified in charter)

Massachusetts	0-21021	04-3308902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merrimack Street
Lowell, Massachusetts		01852
(address of principal executive offices)		(Zip Code)

(978) 459-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendment to By-laws

On May 2, 2006, in accordance with authority granted under the registrant’s articles of organization and by-laws, and pursuant to applicable Massachusetts law, the Board of Directors of the registrant voted to amend and restate the registrant’s by-laws in their entirety, which became effective upon the Board’s adoption of such vote. The purpose for such amendment and restatement of the registrant’s by-laws was to reflect changes in the statutory laws of the Commonwealth of Massachusetts applicable to business corporations incorporated under Massachusetts law, such as the registrant, and to otherwise reflect appropriate corporate governance standards. A copy of the registrant’s Amended and Restated By-laws, as approved and adopted by the Board of Directors, which is marked to show the specific changes to the language of the registrant’s by-laws as they were in effect immediately prior to such amendment and restatement, is included as Exhibit 3.2 to this report.

Item 9.01.              Financial Statements and Exhibits

(a)                                   Not applicable

(b)                                  Not applicable

(c)                                   The following exhibit is included with this report:

Exhibit 3.2	Amended and Restated By-laws of Enterprise Bancorp, Inc. as approved by Board of Directors on May 2, 2006 (marked to show changes to prior by-laws)

[Remainder of Page Intentionally Blank]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: May 5, 2006	By:	/s/ JAMES A. MARCOTTE
James A. Marcotte
Executive Vice President, Treasurer
and Chief Financial Officer